Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 18, 2009

BAY ACQUISITION CORP.
 (Name of Registrant as specified in its charter)

SECURELOGIC CORP.
(Former Name of Registrant)

Nevada	000-28099	77-0571784
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue
Suite 2320
New York, NY 10170
 (212) 661-6800
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

The Board of Directors of the Registrant (the “Company”) approved the engagement of Bagell, Josephs, Levine & Company, LLC as its independent auditors for the year ended December 31, 2008.  The Company did not consult with Bagell, Josephs, Levine & Company, LLC on any matters during the two most recent fiscal years and subsequent interim period through the date of engagement regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

Due to the Company no longer having an operation in Israel, Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, was not able to act as the Company’s auditors for the year ended December 31, 2008 and therefore, declined to stand for re-election.  Brightman Almagor & Co. audited the Company’s financial statements for the years ended December 31, 2006 and December 31, 2007. Brightman Almagor & Co.’s report on our financial statements for such years ended December 31, 2006 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principle.

There have been no disagreements with Brightman Almagor & Co. during the two most recent fiscal years and subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Brightman Almagor & Co., would have caused them to make reference thereto in their report on the financial statements for such years.

During the most recent fiscal year and through there date hereof there have been no reportable events as outlined in Regulation S-B Item 304 (a)(1)(iv).

The Company has requested that Brightman Almagor & Co., furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bay Acquisition Corp.

Dated: July 20, 2009	By:	/s/ Paul Goodman
By: Paul Goodman, President